Exhibit 10.10

LF CAPITAL ACQUISITION CORP.

AMENDMENT NO. 2 TO PROMISSORY NOTE

This AMENDMENT NO. 2 TO PROMISSORY NOTE (the “Amendment”), effective as of April 18, 2018 (the “Effective Date”), is by and among LF CAPITAL ACQUISITION CORP., a Delaware corporation (the “Maker”), and LEVEL FIELD CAPITAL, LLC, a Delaware limited liability company (the “Payee”).

WHEREAS, the Maker and the Payee are parties to that certain Promissory Note of the Company, dated as of August 24, 2017, in the principal amount of $200,000.00 (the “Note”); and

WHEREAS, the Maker and the Payee increased the Principal Amount of the Note from $200,000 to $300,000 as per Amendment No. 1 to Promissory Note dated as of December 31, 2017.

WHEREAS, the Maker and the Payee desire to amend the Note a second instance as provided herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of the Effective Date, the heading of the Note which currently is “Principal Amount: $300,000” shall be deleted in its entirety and, in lieu thereof, the following shall be inserted: “Principal Amount: $400,000”.

2.	Effective as of the Effective Date, the first sentence of the preamble of the Note shall be deleted in its entirety and, in lieu thereof, the following new sentence is inserted:

LF Capital Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of Level Field Capital, LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Four Hundred Thousand Dollars ($400,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below.

3.	Effective as of the Effective Date, the first sentence of Section 2 shall be deleted in its entirety and, in lieu thereof, the following new sentence is inserted:

Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to Four Hundred Thousand Dollars ($400,000) in drawdowns under this Note to be used for costs and expenses related to Maker’s formation and the proposed initial public offering of its securities (the “IPO”).

4.	Effective as of the Effective Date, the penultimate sentence of Section 2 shall be deleted in its entirety and, in lieu thereof, the following new sentence is inserted:

Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Four Hundred Thousand Dollars ($400,000).

5.	Except as expressly amended by this Amendment, the terms and conditions of the Note are hereby confirmed and shall remain in full force and effect without impairment or modification.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

7.	This Amendment may be executed electronically via email or facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

LF CAPITAL ACQUISITION CORP.

By:
Name:	Elias Farhat
Title:	Director

LEVEL FIELD CAPITAL, LLC

By:	Level Field Partners, LLC, its Managing Member

By:	Level Field Management, LLC, its Manager

By:
Name:	Elias Farhat
Title:	Manager